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Exhibit 99.1

SUBORDINATED UNIT PURCHASE AGREEMENT

        SUBORDINATED UNIT PURCHASE AGREEMENT, dated as of November 20, 2002 (this "Agreement"), by and among MARKWEST HYDROCARBON, INC., a Delaware corporation (the "Company") and Tortoise MWEP, L.P., a Kansas limited partnership ("Purchaser").

        In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

        Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

        "Action" against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

        "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

        "Basic Documents" means, collectively, this Agreement (in the case of the Company), the Registration Rights Agreement and any and all other agreements or instruments executed and delivered to Purchaser by Partners or the Company, or any Subsidiary or Affiliate of Partners or the Company on even date herewith, or any amendments, supplements, continuations or modifications thereto.

        "Board of Directors" means the board of directors of MarkWest Energy GP, L.L.C., the general partner of Partners and a majority owned subsidiary of the Company.

        "Business Day" means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Wilmington, Delaware.

        "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of, or rights, warrants, or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

        "CERCLA" shall have the meaning specified in the definition of Environmental Laws in this Section 1.01.

        "Claims" shall have the meaning specified in the definition of Environmental Claims in this Section 1.01.

        "Closing" shall have the meaning specified in Section 2.03.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

        "Commission" means the United States Securities and Exchange Commission.

        "Common Units" means the common units of Partners that are publicly traded on the American Stock Exchange.

        "Company" shall have the meaning specified in the introductory paragraph.

        "Company Financial Statements" means the financial statement or statements described or referred to in Section 3.02.

        "Company Material Adverse Effect" means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Company and its Subsidiaries taken as a whole measured against those assets, liabilities, financial condition, business, operations or affairs reflected in Company SEC Documents or from the facts represented or warranted in any Basic Document, (ii) the ability of the Company and its Subsidiaries taken as a whole to carry out their business as of the date hereof or to meet their Obligations under the Basic Documents on a timely basis or (iii) the ability of the Company to consummate the transactions under this Agreement and the other Basic Documents.

        "Company SEC Documents" shall have the meaning specified in Section 3.02.

        "Confidential Information" means all information about the Company or Partners furnished to the Purchaser by the Company or any of its Representatives, but shall exclude information that (i) is in the possession of the Purchaser prior to receipt from the Company or its Representatives, (ii) is or becomes available in the public domain, other than as a result of an unauthorized disclosure by Purchaser or its Representatives, or (iii) is not acquired from the Company or any other person known by the Purchaser or its Representatives to be subject to a confidentiality agreement with the Company.

        "Consolidated Subsidiaries" shall mean each Subsidiary of Partners or the Company (whether now existing or hereafter created or acquired), as the case may be, the financial statements of which are (or should be) consolidated with the financial statements of Partners or the Company in accordance with GAAP.

        "DRULPA" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

        "Effective Date" means the date this Agreement is executed by all the parties hereto.

        "Employee Plan" means any employee benefit plan, program or policy including thrift plans, stock purchase plans, stock bonus plans, stock options plans, employee stock ownership plans, fringe benefit plans or other incentive or profit sharing arrangements for the benefit of current or former employees, officers or directors of Partners or the Company or their Affiliates, with respect to which Partners, the Company or any ERISA Affiliate of either of them may have any liability or any obligation to contribute, including a Plan or a Multiemployer Plan.

        "Environmental Claims" means any and all Actions, liens, obligations, liabilities, losses, penalties, fees, demands, demand letters, orders, directives, claims (including any claims involving toxic torts or liability in tort, strict, absolute or otherwise), notices of non-compliance or violations, formal investigations or proceedings or legal fees or costs of investigations, monitoring or proceedings, relating in any way to any Environmental Law or any permit issued under any Environmental Law, or arising from the presence, release or threatened release (or alleged presence, release or threatened release) into the environment of any Hazardous Material (hereinafter "Claims"), including, without limitation, (i) any and all Claims by a Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Laws or for any property damage or personal injury (including death) or threat of injury to health, safety, natural resources or the environment.

        "Environmental Laws" means any and all past and present Government Requirements and all principles of common law pertaining to the regulation and protection of human health, safety, the environment and damages to natural resources, including, without limitation, releases and threatened releases or otherwise relating to the operation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials. Environmental Laws include, without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, and other environmental conservation or protection laws and their state and local counterparts or equivalents, all as amended from time to time. As used in the provisions hereof relating to Environmental Laws, the term "oil" has the meaning specified in OPA; the terms "hazardous substance," "release," and or "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and (ii) to the extent the laws of the state in which any Property of Partners, the Company or any Subsidiary of either of them is located have established or establish a meaning for "oil," "hazardous substance," "release," "threatened release," "solid waste" or "disposal" which is broader or stricter than that specified in OPA, CERCLA or RCRA, such broader meaning shall apply.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

        "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with Partners, the Company or any Subsidiary of either of them would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

        "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

        "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Partners, the Company, the Subsidiaries or any of their Property or Purchaser.

        "Government Requirement" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including without limitation, Environmental Laws and occupational, safety and health standards or controls of any Governmental Authority.

        "Hazardous Material" shall have the meaning set forth in Section 4.11(a).

        "Indemnified Party" shall have the meaning specified in Section 7.02(c).

        "Indemnity Matters" shall have the meaning specified in Section 7.02(a).

        "Licenses" shall have the meaning specified in Section 4.15.

        "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

        "Multiemployer Plan" means a Plan defined as such in Section 3(37) or Section 4001(a)(3) of ERISA.

        "Obligations" means any and all amounts, liabilities and obligations owing from time to time by the Company to Purchaser pursuant to any of the Basic Documents and all renewals, extensions and/or rearrangements thereof, whether such amounts, liabilities or obligations be liquidated or unliquidated, now existing or hereafter arising, absolute or contingent.

        "OPA" shall have the meaning specified in the definition of Environmental Laws in this Section 1.01.

        "Partners" means MarkWest Energy Partners, L.P., a Delaware limited partnership.

        "Partnership Agreement" shall have the meaning specified in Section 2.01.

        "Partners Financial Statements" means the financial statement or statements described or referred to in Section 4.02.

        "Partners Material Adverse Effect" means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of Partners and its Subsidiaries taken as a whole measured against those assets, liabilities, financial condition, business, operations or affairs reflected in the Partners SEC Documents or from the facts represented or warranted in any Basic Document, (ii) the ability of Partners and its Subsidiaries taken as a whole to carry out their business as of the date hereof or to meet their Obligations under the Basic Documents on a timely basis or (iii) the ability of Partners to consummate the transactions under the Registration Rights Agreement or other Basic Document to which it is a party.

        "Partners SEC Documents" shall have the meaning specified in Section 4.02.

        "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

        "Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA or any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Company, Partners, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Company, Partners, any Subsidiary or an ERISA Affiliate.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "Purchase Price" shall have the meaning specified in Section 2.05.

        "Purchased Units" shall have the meaning specified in Section 2.01.

        "Purchaser" has the meaning set forth in the introductory paragraph.

        "Purchaser Material Adverse Effect" means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of Purchaser, (ii) the ability of Purchaser to carry out its business as of the date hereof or to meet its Obligations under the Basic Documents on a timely basis or (iii) the ability of Purchaser to consummate the transactions under any Basic Document.

        "RCRA" shall have the meaning specified in the definition of Environmental Laws in this Section 1.01.

        "Registration Rights Agreement" means the Registration Rights Agreement, to be entered into at the Closing, between Partners and Purchaser.

        "Related Parties" shall have the meaning specified in Section 7.02(a).

        "Representatives" of any Person means the officers, directors, employees, agents and other representatives of such Person.

        "Responsible Officer" means, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

        "Share Issuance Obligations" shall have the meaning specified in Section 4.13.

        "Subordinated Units" means the all of the currently issued and outstanding subordinated units of Partners.

        "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

        Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all Financial Statements and certificates and reports as to financial matters required to be furnished to Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II.
AGREEMENT TO SELL AND PURCHASE

        Section 2.01 Authorization of Sale of Subordinated Units. The Company has authorized the sale to Purchaser of 500,000 Subordinated Units (the "Purchased Units") currently held by the Company. The Purchased Units have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Agreement of Limited Partnership of Partners, dated as of May 24, 2002 (the "Partnership Agreement").

        Section 2.02 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2.03 below) the Company hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, the Purchased Units, and Purchaser agrees to pay the Company the Purchase Price (as defined in Section 2.05 below).

        Section 2.03 Closing. The execution and delivery of the Basic Documents, delivery of a certificate representing the Purchased Units, payment by Purchaser of the Purchase Price and execution and delivery of all other instruments, agreements, and other documents required by this Agreement (the "Closing") shall take place on the date hereof at the offices of Blackwell Sanders Peper Martin, LLP, 2300 Main Street, Suite 1000, Kansas City, Missouri 64108.

        Section 2.04 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to Purchaser:

        (a)  All of the Purchased Units by delivery of a certificate evidencing the Purchased Units to be purchased at the Closing, all free and clear of any liens, encumbrances or interests of any other party, and Purchaser will make payment to the Company of the Purchase Price by wire transfer of immediately available funds to an account designated by the Company;

        (b)  A stock power effecting the Company's transfer of the Purchased Units;

        (c)  A certificate executed by the Secretary or other appropriate officer of the Company, dated the date hereof, certifying as to the resolutions of the Company's board of directors and the Board of Directors evidencing approval of the transactions contemplated by this Agreement and/or the Basic Documents, as the case may be, and the authorization of the appropriate officers to execute and deliver this Agreement and the Basic Documents;

        (d)  Certificates of the Secretary of State of the State of Delaware, each dated a recent date, that (i) the Company is in good standing and (ii) Partners is in good standing.

        (e)  An opinion addressed to Purchaser from legal counsel to the Company and Partners, dated the date hereof, in the form substantially similar in substance to the form of opinion attached hereto as Exhibit A;

        (f)    The Registration Rights Agreement, which shall have been executed by Partners; and

        (g)  A consent agreement executed by the Company, Partners and any Affiliate of the Company that owns any Subordinated Units, dated the date hereof, evidencing (i) the consent of all the holders of the Subordinated Units to the accelerated allocation of conversion of the Purchased Units that is granted to Purchaser pursuant hereto, and (ii) Partners' acknowledgement that Purchaser's accelerated conversion right granted pursuant hereto is valid under the terms and conditions of the Partnership Agreement and will be recognized on Partners' books and records.

        Section 2.05 Consideration. The total amount Purchaser will pay to the Company to purchase the Purchased Units (the "Purchase Price") shall be an amount equal to the product of (i) the number of Purchased Units purchased, and (ii) a per unit amount equal to seventy-eight percent (78%) of the volume weighted average trading price for all trades of the Common Units as reported by the Bloomberg Professional Financial Reporting Service for the twenty (20) consecutive trading days immediately preceding the date hereof; provided, however, that Purchaser shall have no obligation to purchase the Purchased Units or enter into any of the Basic Documents if the Purchase Price so calculated exceeds $17.65 per Purchased Unit, and the Company shall have no obligation to sell the Purchased Units or enter into any of the Basic Documents if the Purchase Price so calculated is less than $16.65 per Purchased Unit.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES RELATED TO THE COMPANY

        The Company represents and warrants to Purchaser, which representations and warranties shall survive the Closing for a period of one year, as follows:

        Section 3.01 Corporate Existence. The Company: (i) is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have or would not reasonably be expected to have a Company Material Adverse Effect; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary and where failure so to qualify would have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of the Company, its Certificate of Incorporation, as amended and restated, or Bylaws, or, in the case of any Subsidiary of the Company, its Certificate of Incorporation, Bylaws or other organizational documents, except where such default would not have or would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company's Subsidiaries that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of the State or other jurisdiction of its incorporation and has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have or would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries that is a corporation is duly qualified or licensed and in good standing as a foreign corporation and is authorized to do business, in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company that is not a corporation has been duly formed and is duly qualified or licensed and authorized to do business in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license or authorization would not have a Company Material Adverse Effect.

        Section 3.02 Company SEC Documents. The Company has timely filed with the Commission all forms, registrations and proxy statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents, collectively "Company SEC Documents"). The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the "Company Financial Statements"), at the time filed (in the case of registration statements and proxy statements, solely on the dates of effectiveness and the dates of mailing, respectively) (except to the extent corrected by a subsequently filed Company SEC Document filed prior to the date hereof) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

        Section 3.03 No Company Material Adverse Change. Except as set forth in or contemplated by the Company SEC Documents filed with the Commission on or prior to the date hereof or in Schedule 3.03, since the date of the Company's most recent Form 10-Q filing with the Commission prior to the Closing, the Company and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Company Material Adverse Effect, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to the Company and its Subsidiaries but also affect other Persons who participate or are engaged in the lines of business of which the Company and its subsidiaries participate or are engaged, (ii) acquisition or disposition of any material asset by the Company or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business or as disclosed in the Company SEC Documents, or (iii) material change in the Company's accounting principles, practices or methods.

        Section 3.04 Litigation. Except as set forth in the Company SEC Documents or as disclosed on Schedule 3.04, there is no Action pending or, to the knowledge of the Company, contemplated or threatened against or affecting the Company, any of its Subsidiaries or any of their respective officers, directors, properties or assets, which relates to or challenges the legality, validity or enforceability of this Agreement, any of the Basic Documents or any other documents or agreements executed or to be executed by the Company pursuant hereto or thereto or in connection herewith or therewith, or which (individually or in the aggregate) reasonably would be expected to have a Company Material Adverse Effect.

        Section 3.05 No Breach. The execution, delivery and performance by the Company of this Agreement, the Basic Documents and all other agreements and instruments to be executed and delivered by the Company pursuant hereto or thereto or in connection herewith or therewith, compliance by the Company with the terms and provisions hereof and thereof, the sale of the Purchased Units by the Company and the application of the proceeds thereof in compliance herewith do not and will not (a) violate any provision of any law, statute, rule or regulation, order, writ, judgment, injunction, decree, governmental permit, determination or award having applicability to the Company or any of its Subsidiaries or any of their respective properties or assets, (b) conflict with or result in a violation of any provision of the charter, bylaws or other organizational documents of the Company or its Subsidiaries, (c) require any consent (other than consents set forth on Schedule 3.05), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or (ii) any other such agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its Subsidiaries; with the exception of the conflicts stated in clause (b) of this Section 3.05, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.05 would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

        Section 3.06 Authority. The Company has all necessary power and authority to execute, deliver and perform its Obligations under the Basic Documents to which it is a party; and the execution, delivery and performance by the Company of the Basic Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors' rights generally or by general principles of equity.

        Section 3.07 Approvals. Except as set forth in Schedule 3.07, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of this Agreement or any of the Basic Documents, or the sale by the Company of the Purchased Units, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

        Section 3.08 Other Agreements. None of the Company or any of its Affiliates is a party to any contract, agreement, arrangement or understanding (other than this Agreement and the agreements entered into hereunder) that by its terms purports to obligate, restrict or otherwise bind Purchaser (as Affiliates of the Company or otherwise) including any area of mutual interest, exclusivity, non-competition or other similar agreement.

        Section 3.09 No Violation. None of the Company or any of its Subsidiaries is (a) in default (nor has an event occurred which, with notice or passage of time or both, would constitute such a default) under or in violation of any provision of any loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound, (b) a party to any order of any Governmental Authority arising out of any Action, which such violation, default or action in clauses (a) and (b) would reasonably be expected to have a Company Material Adverse Effect or (c) in violation of any statute, rule or regulation of any Governmental Authority or any governmental permit, which violation would reasonably be expected to (individually or in the aggregate) (x) affect the legality, validity or enforceability by Purchaser of this Agreement or any of the Basic Documents or (y) have a Company Material Adverse Effect.

        Section 3.10 Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the consolidated balance sheet of Company as reported in the Company's most recent Form 10-Q filing with the Commission prior to the date hereof or the notes thereto, or otherwise disclosed in any Company SEC Documents filed with the Commission on or prior to the date hereof, (b) those incurred in connection with the execution of the Basic Documents, (c) obligations incurred in the ordinary course of business subsequent to the date of the Company's most recent Form 10-Q filing with the Commission prior to the date hereof, or (d) as set forth in Schedule 3.10, none of the Company or any of its Subsidiaries has any liabilities that would be required by GAAP to be disclosed and that have not been disclosed in the Company SEC Documents and that, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect.

        Section 3.11 Ownership. As of the date hereof, the Company is the record and beneficial owner of the Purchased Units. The Purchased Units are fully paid and nonassessable. All Purchased Units will, when delivered to Purchaser, be owned by Purchaser free and clear of all liens, encumbrances, charges and assessments (except as such nonassessability may be limited by DRULPA) of every nature.

        Section 3.12 Employee Benefit Matters. The Company, its Subsidiaries and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA or the Code and published interpretations thereunder with respect to all Employee Plans that are subject to ERISA or the Code, except where the failure to be in compliance would not reasonably be likely to have a Company Material Adverse Effect or a Partners Material Adverse Effect. No breach or violation of or default by the Company or any ERISA Affiliate or, to the knowledge of the Company, any other Person, under any Employee Plan has occurred which would reasonably be likely to have a Company Material Adverse Effect or a Partners Material Adverse Effect. None of the Company or any ERISA Affiliate sponsors, maintains or contributes to any Plan that is subject to Title IV of ERISA, including any Multiemployer Plan. No Employee Plan provides post-retirement health benefits other than as required by Section 601 of ERISA.

        Section 3.13 Labor Relations. Except as disclosed on Schedule 3.13, there is no unfair labor practice litigation involving the Company or any of its Subsidiaries either pending before the National Labor Relations Board or a court or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Except as disclosed on Schedule 3.13, there is no labor strike, dispute, slowdown or stoppage, either pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, nor has the Company experienced any such labor interruptions involving its personnel over the past two years. The Company considers its relationships with its employees to be good. The Company and its Subsidiaries are in material compliance with all Government Requirements affecting the employment relationship with respect to their employees.

        Section 3.14 Securities Laws Exemptions. The Company's sale of the Purchased Units to Purchaser pursuant to this Agreement is exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect thereto, and the Company has filed, or within applicable time limitations will file, all documents, if any such documents are required to be filed, with all appropriate federal and state securities authorities, as a result of such sale.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES RELATED TO PARTNERS

        The Company represents and warrants to Purchaser, which representations and warranties shall survive the Closing for a period of one year, as follows:

        Section 4.01 Corporate Existence. Partners: (i) is a limited partnership duly organized, legally existing and in good standing under the laws of the State of Delaware; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have or would not reasonably be expected to have a Partners Material Adverse Effect; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary and where failure so to qualify would have a Partners Material Adverse Effect. None of Partners or any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of Partners, the Partnership Agreement, Certificate of Limited Partnership, or any other organizational document, or, in the case of any Subsidiary of Partners, its Certificate of Incorporation, Bylaws or other organizational documents. Each of Partners' Subsidiaries that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of the State or other jurisdiction of its incorporation and has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have or would not reasonably be expected to have a Partners Material Adverse Effect. Each of Partners and its Subsidiaries that is a corporation is duly qualified or licensed and in good standing as a foreign corporation, foreign limited partnership, or other appropriate entity, and is authorized to do business, in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not have a Partners Material Adverse Effect. Each Subsidiary of Partners that is not a corporation has been duly formed and is duly qualified or licensed and authorized to do business in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license or authorization would not have a Partners Material Adverse Effect.

        Section 4.02 Partners SEC Documents. Partners has timely filed with the Commission all forms, registrations and proxy statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents, collectively "Partners SEC Documents").

The Partners SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the "Partners Financial Statements"), at the time filed (in the case of registration statements and proxy statements, solely on the dates of effectiveness and the dates of mailing, respectively) (except to the extent corrected by a subsequently filed Partners SEC Document filed prior to the date hereof) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of Partners as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

        Section 4.03 No Material Adverse Change. Except as set forth in or contemplated by the Partners SEC Documents filed with the Commission on or prior to the date hereof or in Schedule 4.03, since the date of Partners' most recent Form 10-Q filing with the Commission, Partners and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Partners Material Adverse Effect, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to Partners and its Subsidiaries but also affect other Persons who participate or are engaged in the lines of business of which Partners and its Subsidiaries participate or are engaged, (ii) acquisition or disposition of any material asset by Partners or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business or as disclosed in the Partners SEC Documents, or (iii) material change in Partners' accounting principles, practices or methods.

        Section 4.04 Litigation. Except as set forth in the Partners SEC Documents or as disclosed on Schedule 4.04, there is no Action pending or, to the knowledge of Partners or the Company, contemplated or threatened against or affecting Partners, any of its Subsidiaries or any of their respective officers, directors, properties or assets, which relates to or challenges the legality, validity or enforceability of the Registration Rights Agreement or any other documents or agreements executed or to be executed by Partners pursuant thereto or in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement, or which (individually or in the aggregate) reasonably would be expected to have a Partners Material Adverse Effect.

        Section 4.05 No Breach. The execution, delivery and performance by Partners of the Registration Rights Agreement and all other agreements and instruments to be executed and delivered by Partners pursuant thereto or in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement, and compliance by Partners with the terms and provisions under such agreements, do not and will not (a) violate any provision of any law, statute, rule or regulation, order, writ, judgment, injunction, decree, governmental permit, determination or award having applicability to Partners or any of its Subsidiaries or any of their respective properties or assets, (b) conflict with or result in a violation of any provision of the Certificate of Limited Partnership or other organizational documents of Partners, or the Partnership Agreement, or any organizational documents of any of Partners' Subsidiaries, (c) require any consent (other than consents contemplated by Section 2.04(g) or set forth on Schedule 4.05), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which Partners or any of its Subsidiaries is a party or by which Partners or any of its Subsidiaries or any of their respective properties may be bound or (ii) any other such agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by Partners or any of its Subsidiaries; with the exception of the conflicts stated in clause (b) of this Section 4.05, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.05 would not, individually or in the aggregate, reasonably be likely to have a Partners Material Adverse Effect.

        Section 4.06 Authority. Partners has all necessary power and authority to execute, deliver and perform its Obligations under the Basic Documents to which it is a party; and the execution, delivery and performance by Partners of the Basic Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of Partners, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors' rights generally or by general principles of equity. No approval from the holders of the Common Units is required as a result of the Company's sale of the Purchased Units to Purchaser.

        Section 4.07 Approvals. Except as set forth in Schedule 4.07, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Partners of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be likely to have a Partners Material Adverse Effect.

        Section 4.08 Taxes. Except as set forth in Schedule 4.08, Partners and each of its Subsidiaries have timely and properly prepared and filed all necessary federal, state, local and foreign tax returns with respect to Partners and its Subsidiaries that are required to be filed (taking into consideration any extension periods) and have paid when due all taxes shown to be due thereon and have paid, or made adequate provision (in accordance with GAAP) for the payment of, all other taxes and assessments with respect to Partners and its Subsidiaries to the extent that the same shall have become due (taking into consideration any extension periods), except where the payment of any tax is being contested in good faith or the failure to file such returns or to pay, or make provision for the payment of, such taxes and assessments would not have a Partners Material Adverse Effect. Except as set forth in Schedule 4.08, neither Partners nor the Company has any knowledge of any tax deficiency which has been asserted against Partners or any Subsidiary that would reasonably be expected to have a Partners Material Adverse Effect.

        Section 4.09 Other Agreements. None of Partners or any of its Affiliates is a party to any contract, agreement, arrangement or understanding (other than this Agreement and the agreements entered into hereunder) that by its terms purports to obligate, restrict or otherwise bind Purchaser (as Affiliates of Partners or otherwise) including any area of mutual interest, exclusivity, non-competition or other similar agreement.

        Section 4.10 No Violation. None of Partners or any of its Subsidiaries is (a) in default (nor has an event occurred which, with notice or passage of time or both, would constitute such a default) under or in violation of any provision of any loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound, (b) a party to any order of any Governmental Authority arising out of any Action, which such violation, default or action in clauses (a) and (b) would reasonably be expected to have a Partners Material Adverse Effect or (c) in violation of any statute, rule or regulation of any Governmental Authority or any governmental permit, which violation would reasonably be expected to (individually or in the aggregate) (x) affect the legality, validity or enforceability by Purchaser of this Agreement or any of the Basic Documents or (y) have a Partners Material Adverse Effect.

        Section 4.11 Environmental Matters.

        (a)  Environmental Laws. Except as described in the Partners SEC Documents, each of Partners and its subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, (iv) do not have any liability in connection with the use of any petroleum or petroleum products and (v) do not have any liability in connection with the release into the environment of any Hazardous Materials (as hereinafter defined), except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits, liability in connection with such products or liability in connection with such releases would not, individually or in the aggregate, reasonably be expected to have a Partners Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in CERCLA, (B) any "hazardous waste" as defined in RCRA, (C) any polychlorinated biphenyl and (D) any substance regulated under or within the meaning of any Environmental Law.

        (b)  Release of Claims. Except as provided in that certain Omnibus Agreement, dated as of May 24, 2002, by and among the Company, Partners and the other parties thereto or as set forth on Schedule 4.11, neither Partners nor its Subsidiaries have: (i) released any Person from any Claim under any Environmental Law or waived any rights concerning any violation or alleged violation of Environmental Law; or (ii) contractually indemnified any Person for any violation or alleged violation of an Environmental Law related to any property owned or operated by Partners or any of its Subsidiaries or any other Person.

        (c)  Environmental Judgments. Except as set forth in the Partners SEC Documents or as set forth on Schedule 4.11, there are no consent decrees, consent orders, settlement agreements, judgments, judicial or administrative orders or agreements (other than environmental permits) with or liens by any Governmental Authority or other Person relating to any Environmental Law which regulate, obligate or bind Partners or its Subsidiaries with respect to Partners' business and which are not generally applicable to all Persons owning and/or operating Properties similar to such business.

        (d)  Environmental Reports. True and correct copies of all written environmental reports, including but not limited to Phase I environmental site assessments, Phase II or greater environmental investigation reports, compliance audits or other assessments conducted for Partners or its Subsidiaries by independent, unrelated third Persons and related to the Properties or business of Partners or its Subsidiaries have been made available to Purchaser for copying and/or inspection.

        Section 4.12 Insurance. Except as set forth in Schedule 4.12, Partners and its Subsidiaries (for such time period after an entity became a Subsidiary of Partners) are beneficiaries under Company maintained policies of property and casualty insurance and bonds of the type and in amounts customarily carried by persons conducting business or owning assets similar to those of Partners and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been, nor any basis for Partners or the Company to reasonably believe that a material claim will be, questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid by the Company and the Company is otherwise in compliance with the terms of such policies and bonds. Neither Partners nor the Company has any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Schedule 4.12 identifies all risks, if any, of Partners or any of its Subsidiaries that are self-insured that might have a Partners Material Adverse Effect.

        Section 4.13 Capitalization. The outstanding Capital Stock of Partners consists of (a) a general partner interest, currently held by MarkWest Energy GP, L.L.C., a majority owned subsidiary of the Company, which represents a two percent (2%) general partner interest in Partners, (b) 2,415,000 Common Units and (c) 3,000,000 Subordinated Units. All outstanding Common Units have been validly issued and fully paid (to the extent required under the Partnership Agreement) and are nonassessable (except as such nonassessability may be limited by DRULPA and as described in the Partners SEC Documents) and were issued free of preemptive rights (except as provided in the Partnership Agreement). The Common Units issuable upon conversion of the Subordinated Units will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement), non-assessable (except as such nonassessability may be limited by DRULPA and as described in the Partners SEC Documents), free of preemptive rights of other unitholders and free from all Liens (except any Liens created or suffered or to be created by Purchaser or its Affiliates) and, except as provided in the Partnership Agreement, will not be subject to any restriction on the voting or transfer thereof created by Partners. Except as set forth on Schedule 4.13 or as provided in the Partnership Agreement, neither Partners nor the Company is a party to any voting trust or other agreement with respect to the voting of Partners' Capital Stock. Except for awards of up to 500,000 Common Units pursuant to Partners' long term incentive plan, 50,588 of which have been granted as of the date hereof, there are no (i) existing outstanding securities convertible into or exchangeable for Capital Stock of Partners or (ii) existing contracts, commitments, agreements, understandings or arrangements of any kind to which Partners, the Company or any of their Affiliates is a party obligating Partners under any circumstance to issue any Capital Stock, or any securities convertible into or exchangeable for or rights to purchase or subscribe for Capital Stock of Partners, other than this Agreement (the "Share Issuance Obligations"). Except as set forth on Schedule 4.13 or as provided in the Partnership Agreement, neither Partners nor any of its Subsidiaries is a party to or bound by any agreement with respect to any of its securities which grants registration rights to any Person.

        Section 4.14 Certain Fees. Except for fees payable to A.G. Edwards and Sons, Inc. and the expenses payable to Purchaser pursuant to this Agreement as set forth on Schedule 4.14, no fees or commissions will be payable by Partners or the Company to brokers, finders, investment bankers, or Purchaser with respect to the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Company agrees to indemnify and hold harmless Purchaser from and against any and all claims, demands, or liabilities for broker's, finder's, placement, or other similar fees or commissions incurred by Partners or the Company or alleged to have been incurred by Partners or the Company in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

        Section 4.15 Licenses. Except as set forth in Schedule 4.15, Partners and its Subsidiaries hold all licenses, franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to environmental matters and worker health and safety) (individually, a "License" and, collectively, "Licenses") required for the conduct of their business as now being conducted, except where the failure to hold any such License would not have a Partners Material Adverse Effect.

        Section 4.16 Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the consolidated balance sheet of Partners as reported in Partners' most recent Form 10-Q filing with the Commission prior to the date hereof or the notes thereto, or otherwise disclosed in any Partners SEC Documents filed with the Commission on or prior to the date hereof, (b) those incurred in connection with the execution of the Basic Documents to which it is a party, (c) obligations incurred in the ordinary course of business subsequent to the date of Partners' most recent Form 10-Q filing with the Commission prior to the date hereof, or (d) as set forth in Schedule 4.16, none of Partners or any of its Subsidiaries has any liabilities that would be required by GAAP to be disclosed and that have not been disclosed in the Partners SEC Documents and that, individually or in the aggregate, have had or would reasonably be expected to have a Partners Material Adverse Effect.

        Section 4.17 Financial Forecasts. Attached hereto as Exhibit B are summary financial forecasts relating to the future results of operations of Partners. These financial forecasts present, to the Company's knowledge and belief as of the date hereof, the expected results of operations of Partners for the periods presented. These financial forecasts are based upon certain assumptions and reflect judgments of the Company's management regarding expected market and industry conditions and expected courses of action for Partners. The assumptions contained or reflected in the forecasts are limited to those which the Company believes are most material to the financial forecasts presented. Because events and circumstances frequently do not occur as expected, the Company can provide no assurance that the forecasted results will be achieved. The Company expects that there will be differences between the forecasts and the actual results of Partners, and some of those differences may be material. The Partners SEC Documents describe risks and other facts that may cause actual results of Partners to differ materially from forecasted results and Purchaser has had an opportunity to review such risks and other factors and conduct a thorough investigation with respect thereto. If the forecasts are not achieved, Partners may not be able to pay the full minimum quarterly distribution or any amount on the Purchased Units.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        Purchaser represents and warrants to the Company, which representations and warranties shall survive the execution of any Basic Document, that as of the date of this Agreement:

        Section 5.01 Investment. Purchaser represents and warrants to, and covenants and agrees with, the Company that the Purchased Units are being acquired for its own account, not as a nominee or agent, and with no intention of distributing the Purchased Units or any part thereof, and that Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States of America or any State, without prejudice, however, to Purchaser's right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If Purchaser should in the future decide to dispose of any of the Purchased Units, Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities. Purchaser agrees to the imprinting, so long as appropriate, of a legend on each certificate representing the Purchased Units to the effect as set forth above.

        Section 5.02 Nature of Purchaser. Purchaser represents and warrants to, and covenants and agrees with, Partners and the Company that, (a) it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Subordinated Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

        Section 5.03 Receipt of Information; Authorization. Purchaser acknowledges that it has had access to information regarding the business, assets (including the physical condition thereof and environmental issues relating thereto), operations, financial condition and results of operations of Partners and has been provided a reasonable opportunity to ask questions of and receive answers from representatives of

Partners regarding such matters. Purchaser further acknowledges that it is experienced in investing in corporations and businesses.

        Section 5.04 Corporate Existence. Purchaser: (i) is a limited partnership duly organized, legally existing and in good standing under the laws of the State of Kansas and (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have or would not reasonably be expected to have a Purchaser Material Adverse Effect. The Purchaser is not in default in the performance, observance or fulfillment of any provision of its Certificate of Limited Partnership or other organizational documents, except where such default would not have or would not reasonably be expected to have a Purchaser Material Adverse Effect.

        Section 5.05 No Breach. The execution, delivery and performance by Purchaser of this Agreement, the Basic Documents and all other agreements and instruments to be executed and delivered by Purchaser pursuant hereto or thereto or in connection herewith or therewith, compliance by Purchaser with the terms and provisions hereof and thereof, and the purchase of the Purchased Units by Purchaser do not and will not (a) violate any provision of any law, statute, rule or regulation, order, writ, judgment, injunction, decree, governmental permit, determination or award having applicability to Purchaser or any of its properties or assets, (b) conflict with or result in a violation of any provision of the organizational documents of Purchaser, or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which Purchaser is a party or by which Purchaser or any of its properties may be bound or (ii) any other such agreement, instrument or obligation; with the exception of the conflicts stated in clause (b) of this Section 5.05, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 5.05 would not, individually or in the aggregate, reasonably be likely to have a Purchaser Material Adverse Effect.

        Section 5.06 Restricted Securities. Purchaser understands that the Purchased Units it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

        Section 5.07 Certain Fees. No fees or commissions will be payable by Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. Purchaser agrees that it will indemnify and hold harmless Partners and the Company from and against any and all claims, demands, or liabilities for broker's, finders, placement, or other similar fees or commissions incurred by Purchaser or alleged to have been incurred by Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

ARTICLE VI.
COVENANTS

        Unless Purchaser's prior written consent to the contrary is obtained, the Company will, or will cause the general partner of Partners to, for the benefit of Purchaser, at all times comply with the covenants contained in this Article VI (or cause each Subsidiary's compliance with the applicable covenants), from the date hereof and for so long as Purchaser owns any Subordinated Units.

        Section 6.01 Conversion of Purchased Units.

        (a)  Events Triggering Conversion; Amount of Purchased Units Converted. Upon the first occurrence of each event described in Sections 5.8(a) through 5.8(f) of the Partnership Agreement, and until all of the Purchased Units have been converted to Common Units, one hundred sixty-six thousand, six hundred sixty-seven (166,667) of the Purchased Units shall convert to Common Units in accordance with and subject to the terms of the Partnership Agreement.

        (b)  Satisfying Conversion Requirements. So long as Purchaser or its Affiliates own any Subordinated Units, the Company will cause the general partner of Partners to use its good faith reasonable efforts to ensure that Partners satisfies the requirements for conversion, as detailed in Section 5.8 of the Partnership Agreement, in order to trigger the conversion of the Subordinated Units.

        Section 6.02 Sales of Additional Subordinated Units.

        (a)  Restrictions on Additional Sales. So long as Purchaser or its Affiliates own any Subordinated Units, the Company and/or its Affiliate will not (i) sell more than one million (1,000,000) additional Subordinated Units unless the Company and/or its Affiliate provides Purchaser with "tag-along" rights to participate in any such sale on a pro rata basis based on the aggregate holdings of Subordinated Units by the Company and/or its Affiliate on the one hand and Purchaser on the other hand at the time of the sale, or (ii) sell less than one million (1,000,000) additional Subordinated Units, unless the Company and/or its Affiliate provides Purchaser a preemptive right to purchase up to, in Purchaser's sole discretion, fifteen percent (15%) of such Subordinated Units, in each case, on the same terms and conditions on which the Company and/or its Affiliate propose to sell such Subordinated Units to a third party or parties.

        (b)  Procedures for Exercising Rights. In the case of the rights granted under either (i) or (ii) of Section 6.02(a) above, the following procedures shall govern the Purchaser's exercise of such rights:

          (i)    The Company and/or its Affiliate shall deliver a notice by certified mail ("Notice") to Purchaser stating (A) that the Company and/or its Affiliate is offering Subordinated Units for sale, (B) the number of such Subordinated Units to be offered, and (C) the price and material terms, if any, upon which it proposes to offer such Securities, and offering the Purchaser the opportunity (X) in the event that the number of Subordinated Units to be offered exceeds 1,000,000, to sell its pro rata share of the Subordinated Units on the same terms and conditions on which the Company and/or its Affiliate propose to sell such Subordinated Units to a third party or parties, or (Y) in the event that the number of Subordinated Units to be offered is less than 1,000,000, to purchase up to, in Purchaser's discretion, fifteen percent (15%) of the Subordinated Units to be offered.

          (ii)  Within ten (10) days after receipt of the Notice, the Purchaser may elect to sell or purchase such Subordinated Units at the price and on the terms and conditions specified in the Notice by notifying the Company and/or its Affiliate via facsimile or regular mail of its desire to sell or purchase such Subordinated Units. The Purchaser's notice shall state the number of Subordinated Units that it is electing to sell or purchase.

          (iii)  The rights in this Section 6.02 shall not be applicable (A) to the issuance or sale of any Subordinated Units (including the grant of options therefor and the issuance or sale of Subordinated Units or grants prior to the date hereof) pursuant to any Employee Plan, (B) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof, or (C) to the issuance of securities by Partners.

        Section 6.03 Board Observation Rights. So long as Purchaser or its Affiliates own any Subordinated Units and less than all of the Purchased Units have converted to Common Units in accordance with Section 6.01 hereof, Purchaser shall have the right to attend all meetings of the Board of Directors, and the Company shall bear all travel and other expenses related thereto. In connection with this right,

Purchaser shall also be entitled to receive, at the same time as the members of the Board of Directors, all materials sent to such members, including any materials relating to such meeting.

        Section 6.04 Other Information Rights. The Company shall deliver or shall cause to be delivered to Purchaser, subject to any applicable restrictions on disclosure, from time to time, (i) any information in any form sent to unitholders of Partners generally and (ii) all Partners SEC Documents; provided, however, that nothing contained in this Section 6.04 shall be construed to limit any other information rights of Purchaser granted herein.

        Section 6.05 SEC Filings. So long as the Company controls the general partner of Partners, the Company shall cause Partners to timely file each financial statement, report, notice or proxy statement, each regular or periodic report, and any registration statement or prospectus required to be filed with the Commission or any successor agency. Failure by the Company to cause Partners to timely make such filings shall be deemed a material breach of this Agreement.

        Section 6.06 Maintenance, Etc. So long as the Company controls the general partner of Partners, the Company shall cause Partners and each of Partners' Subsidiaries to: (a) upon reasonable notice, permit representatives of Purchaser, during normal business hours, to examine, copy and make extracts from its financial books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably required by Purchaser; (b) preserve and maintain its corporate existence and all of its material attendant rights, privileges and franchises, keep appropriate books of record and account in relation to its business and activities; provided, however, that Partners may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any of its Subsidiaries, and any such Subsidiary may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of, or sell all or substantially all of its assets or stock to, Partners or any other Subsidiary of Partners, in each case so long as (i) if the transaction is with Partners, Partners shall be the surviving entity to any such merger or consolidation or (ii) if the transaction is not with Partners, a Subsidiary shall be the surviving entity to any such merger or consolidation; provided, further, however, that nothing contained in the foregoing proviso shall be construed to limit the Company's ability to cause Partners or any of its Subsidiaries to engage in any transaction with an outside third party or parties; (c) comply with all Governmental Requirements, including, without limitation, any Environmental Laws, except where the failure to comply would not reasonably be expected to have a Partners Material Adverse Effect; and (d) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

        Section 6.07 Further Assurances. The Company will cure promptly any defects in the delivery of the Basic Documents. The Company, at its expense, will promptly execute and deliver to Purchaser, upon request, all such other documents, agreements and instruments to correct any omissions in the Basic Documents or to make any recordings, to file any notices or obtain any consents, all as may reasonably be necessary or appropriate in connection therewith.

        Section 6.08 Efforts; Performance of Obligations. Each party agrees to use commercially reasonable efforts to take any and all actions required in order to consummate the transactions contemplated in this Agreement and the other Basic Documents. Each party will do and perform every act and discharge all of the obligations to be performed and discharged by it under the Basic Documents, at the time and times and in the manner specified.

        Section 6.09 Insurance. The Company shall maintain, on behalf of Partners, or shall cause the general partner of Partners to obtain and maintain, such insurance as necessary to comply with all requirements of law and agreements to which Partners or any Subsidiary is a party and otherwise sufficient to adequately insure against such risks as are usually insured against in the same general area by companies engaged in the same or similar business for the assets and operations of Partners and each Subsidiary.

        Section 6.10 Use of Proceeds. The Company shall use the net Purchase Price of the Purchased Units to fund capital expenditures by the Company to expand its natural gas reserves. Pending such use, the Company will repay its bank line of credit.

        Section 6.11 Notification of Certain Matters. The Company shall give prompt notice to Purchaser of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause the failure of Partners or the Company to comply with or satisfy any covenant or agreement under this Agreement or any of the Basic Documents.

        Section 6.12 Enforceability of Basic Documents. In the event a party becomes aware of an actual or potential threat to the enforceability, legality or validity of the Basic Documents, such party shall immediately notify the other party of such threat, and the parties shall, through lawfully and commercially reasonable efforts, defend the Basic Documents against such threat.

        Section 6.13 Fees and Expenses. The Company hereby agrees to pay at the Closing all reasonable legal, accounting, technical consulting, travel and other out of pocket costs incurred by Purchaser relating to the investigation, negotiation and consummation of the transactions contemplated by this Agreement and the Basic Documents, up to a maximum of $50,000.

        Section 6.14 Transfer of General Partner of Partners. In the event that the Company transfers, sells or otherwise disposes of a controlling interest in the general partner of Partners, the Company shall cause the Person acquiring such interest to assume the obligations contained in Section 6.05, Section 6.06 and Section 6.09 hereof.

        Section 6.15 No Adverse Amendment to the Partnership Agreement. So long as the Company controls the general partner of Partners, the Company will not cause the Partnership to amend the Partnership Agreement in a manner which would cause the Subordinated Units held by Purchaser to be treated in a manner which is different from the Subordinated Units not held by Purchaser, other than as contemplated by this Agreement and the consent being delivered pursuant to Section 2.04(g) hereof.

ARTICLE VII.
MISCELLANEOUS

        Section 7.01 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever the Company has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by Purchaser, such action shall be in Purchaser's sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. The representations and warranties shall survive for the applicable one-year period identified in the first paragraph of Article III and Article IV above, and the covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company or Purchaser or (b) acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Company and the provisions of Section 7.02 shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing that individual Section, regardless of any purported general termination of this Agreement.

        Section 7.02 Indemnification, Costs and Expenses.

        (a)  Indemnification Regarding Company Activities. The Company agrees to indemnify Purchaser and its officers, directors, employees, representatives, agents, attorneys, and Affiliates (collectively, "Related Parties") from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), Claims (including any Environmental Claims), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to (i) any actual or proposed use by the Company of the proceeds of any sale of the Purchased Units or (ii) the breach of any of the representations, warranties or covenants of the Company contained herein, provided such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties (collectively, the "Indemnity Matters").

        (b)  Indemnification Regarding Taxes. The Company agrees to pay and hold Purchaser harmless from and against any and all present and future stamp and other similar taxes payable with respect to this Agreement and the Basic Documents and save Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, and will indemnify Purchaser for the full amount of taxes paid by Purchaser (not to include income or gross receipt tax liability or any other taxes resulting from Purchaser's status as a limited partner of Partners) in respect of payments made or to be made under this Agreement or any other Basic Document and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

        (c)  Indemnification Procedure. Promptly after Purchaser or any Related Party (hereinafter, the "Indemnified Party") has received notice of any claim for indemnification hereunder, or the commencement of any action or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the Company written notice of such claim or the commencement of such action or proceeding, but failure so to notify the Company will not relieve the Company from any liability it may have to such Indemnified Party hereunder except to the extent that the Company is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim. The Company shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Company pursues the same diligently and in good faith. If the Company undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Company and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Company with any books, records and other information reasonably requested by the Company and in the Indemnified Party's possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Company. After the Company has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Company diligently pursues such defense, the Company shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if

(A) the Company has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Company and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Company or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Company, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Company as incurred. If the Indemnified Party undertakes such a defense through counsel of its choice, the Indemnified Party may settle such matter, and the Company shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith. Notwithstanding any other provision of this Agreement, (i) the Company shall not settle any Indemnity Matter without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party, and (ii) the Indemnified Party shall not settle any Indemnity Matter without the consent of the Company, unless the settlement thereof imposes no liability or obligations on, and includes a complete release from liability of, the Company.

        (d)  Survival. The Company's obligations under this Section 7.02 shall survive any termination of this Agreement.

        Section 7.03 No Waiver; Modifications in Writing.

        (a)  Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

        (b)  Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by all of the original signatories hereto or thereto. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

        Section 7.04 Binding Effect; Assignment.

        (a)  Binding Effect. This Agreement shall be binding upon the Company, Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns.

        (b)  Assignment of Purchased Units. All or any portion of the Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by Purchaser, subject to compliance with applicable securities laws.

        (c)  Assignment of Rights. All or any portion of the rights and obligations of Purchaser under this Agreement (excluding the rights contained in Section 6.03 hereof) may not be transferred by Purchaser without the written consent of the Company, which consent shall not be unreasonably withheld.

        Section 7.05 Confidentiality. Purchaser will refrain, and will cause its Representatives to refrain from disclosing to any other Person any Confidential Information. Disclosure of Confidential Information will not be deemed to be a breach of this Section 7.05 if such disclosure is made with the consent of the Company or pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee; provided, however, that upon receipt by Purchaser of any subpoena or order covering Confidential Information of the Company, Purchaser will promptly notify the Company of such subpoena or order. Upon termination of Purchaser's board observation rights under Section 6.03 hereof, Purchaser further agrees that it will, upon the request of the Company, promptly deliver to the Company all Confidential Information, including all copies, reproductions and extracts thereof in its possession or in the possession of any of its Representatives, and upon the request of the Company, Purchaser and its Representatives will destroy all other documents or records prepared by Purchaser or its Representatives that are based on, derived from or otherwise reflect the Confidential Information.

        Section 7.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

  (a)
  If to Purchaser:

    Tortoise Capital General Partner, L.C.
    General Partner of Tortoise MWEP, L.P.
    233 West 47th Street
    Kansas City, Missouri 64112
    Attention: David J. Schulte
    Facsimile: (816) 960-1777

    with a copy to:

    Blackwell Sanders Peper Martin LLP
    2300 Main Street, Suite 1000
    Kansas City, Missouri 64108
    Attention: Steven F. Carman, Esq.
    Facsimile: (816) 983-8080

  (b)
  If to the Company:

    MarkWest Hydrocarbon, Inc.
    155 Inverness Drive West, Suite 200
    Englewood, Colorado 80112
    Attention: John M. Fox
    Facsimile: (303) 290-8769

    with a copy to:

    Vinson & Elkins L.L.P.
    2300 First City Tower
    1001 Fannin Street
    Houston, Texas 77002
    Attention: David Oelman, Esq.
    Facsimile: (713) 615-5861

or to such other address as the Company or Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

        Section 7.07 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company or Purchaser set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        Section 7.08 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

        Section 7.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TORTOISE MWEP, L.P. a Kansas limited partnership
By:	Tortoise Capital General Partner, L.C., Its General Partner
By:	/s/ DAVID J. SCHULTE
Name:	David J. Schulte
Title:	Managing Director
MARKWEST HYDROCARBON, INC. a Delaware corporation
By:	/s/ ARTHUR J. DENNEY
Name:	Arthur J. Denney
Title:	Executive Vice President

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  Exhibit 99.1